IN THE UNITED STATES DISTRICT COURT FOR
                     THE SOUTHERN DISTRICT OF WEST VIRGINIA
                               HUNTINGTON DIVISION


ENERGY  CORPORATION  OF  AMERICA
a  West  Virginia  corporation,

                        Plaintiff,
                                                  CIVIL  ACTION  NO.  3:01-1317
v.

MACKAY  SHIELDS  LLC,  a  Delaware
limited  liability  company,  et  al.,

                       Defendants.



                                      ORDER

     Pending before the Court is Plaintiff's Second Motion for Partial Summary Judgment. For the reasons below, the Motion is GRANTED.

     In December 2001, Plaintiff Energy Corporation of America (ECA) brought a Declaratory Judgment action seeking a declaration of its rights and obligations under certain provisions of an Indenture dated May 23, 1997. The Court granted an expedited hearing and issued an Order dated January 25, 2002 granting ECA's Motion for Partial Summary Judgment, finding that ECA properly distributed and/or reinvested the proceeds of its sale of Mountaineer Gas Company pursuant to the "Asset Sale" provisions of Section 4.9 of the Indenture.

     Defendants have now filed a Counterclaim alleging that ECA's sale of Mountaineer Gas Company should have been considered a Change in Control, invoking the terms of Section 4.11 and/or Section 5.1 of the Indenture, rather than an Asset Sale under Section 4.9. Should the sale be characterized as a Change of Control, the Indenture requires that either the purchaser assume the

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obligations of the Indenture (Section 5.1) or ECA offer to repurchase the shares at  101  %  of  their  face  value  (Section  4.11).

     ECA filed a Second Motion for Partial Summary Judgment alleging that the Counterclaim is barred for a variety of reasons, including Defendants' judicial admissions that contradict their position in the Counterclaim and the doctrines of laches, equitable estoppel, prior ratification, waiver, and judicial estoppel. The Court finds that Defendants' claim is barred on the basic of their judicial admissions and equitable estoppel and does not reach the remainder of Plaintiff's arguments.

     I.     JUDICIAL  ADMISSIONS

     The Federal Rules of Civil Procedure permit Defendants to file an answer to a complaint. In the answer, the Defendant "shall admit or deny the averments upon which the adverse party relies." FED. R. CIV. P. 8(b). Furthermore, parties are permitted to plead inconsistent claims or defenses. Rule 8(e) provides, "[a] party may set forth two or more statements of a claim or defense alternatively or hypothetically, either in one count or defense or in separate counts or defenses." FED. R. CIV. P. 8(e).

     ECA's Complaint for Declaratory Judgment states, "On August 18, 2000, ECA' s subsidiary Eastern Systems Corporation sold all of the stock of Mountaineer. This transaction constituted an Asset Sale under the terms of the Indenture, and the Indenture's restrictions on the use and disposition of the Net Proceeds are applicable thereto." Compl. at paragraph 16. The Complaint further states, "Section 4.9 of the indenture governs the use and disposition of the Net Proceeds of an Asset Sale." Compl. at paragraph 18. In the Indenture, an Asset Sale is defined as "the sale, lease, conveyance or other disposition (but excluding the creation of a Lien) of any assets including, without limitation, by way of a sale and leaseback (provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and

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its  Restricted Subsidiaries taken as a whole shall be governed by Sections 4.11 and/or  5.1  hereof and not by Section 4.9 hereof)"(emphasis added)  Given that
Section 4.9 restricts the use of proceeds of an Asset Sale in a way substantially different from that of Sections 4.11 and/or 5.1, it makes sense that these provisions must be mutually exclusive. It would not be possible to both make investments appropriate under Section 4.9 and also make an offer to repurchase these securities at 101 % of their face value as required by Section 4.11.

     In  their  answer, Defendants admit the averments of both paragraphs 16 and
18. 1 Thus, Defendants have admitted in their Answer that Section 4.9 of the Indenture controls the use of the proceeds from the sale of Mountaineer but alleged in their counterclaim that Sections 4.11 and 5.1 control the use of the same proceeds. The language of the Indenture makes this impossible. An admission that Section 4.9 governed the Mountaineer transaction must be read as a denial that Section 4.11 and/or 5.1 governed the transaction.

     The applicability of Section 4.9 was explicitly conceded by the Defendants when the parties briefed and argued the cross-motions for partial summary judgment and dismissal. The interpretation of "net proceeds" under that section and not the section's applicability to the Mountaineer transaction, was the sole issue before the Court. If Defendants believed that another section of the Indenture governed the transaction, they failed to raise it as either a disputed fact or legal issue. The Court granted partial summary judgment to ECA, essentially declaring its compliance with the Indenture with respect to the Mountaineer proceeds.
__________________

     1 With regard to paragraph 18, Defendants answer states, "[a]dmit the allegations in paragraph 18, except state that Defendants understand that the words "net proceeds" appearing in the second line of the blocked paragraph are capitalized in Section 4.9 of the Indenture; and state that in all other respects, the Indenture speaks for itself." Answer at 3, paragraph 18.

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     Judicial  admissions  and their effect are illustrated by Canawill, Inc. v.
Emar Group, Inc250 B.R. 533 (M.D. N.C. 1999). Holding a party is bound by factual allegations in its pleadings and such allegations are ordinarily conclusive as against the pleader, Canawill quoted from New Amsterdam Cas. Co.
v.  Waller,  323  F.2d  20,  24  (4th  Cir.  1963):

A judicial admission is usually treated as absolutely binding, but such admissions go to matters of fact which, otherwise, would require evidentiary proof. They serve a highly useful purpose in dispensing with proof of formal matters and of facts about which there is no real dispute. Once made, the subject matter ought not to be reopened in the absence of a showing of exceptional circumstances, but a court, unquestionably, has the right to relieve a party of his judicial admission if it appears that the admitted fact is clearly untrue and that the party was laboring under a mistake when he made the admission.

In Canawill, a party asserted on multiple occasions in briefs supporting its pleadings that the subject insurance policy was "retrospectively rated." Arguing against a motion for summary judgment based on this admission, the party then denied it was bound by this assertion, stating that whether the policy was "retrospectively rated" was a question of law, not of fact, to which judicial admissions do not apply. The court rejected this argument, finding
"[f]actually, they constituted admissions regarding the terms of an agreement entered into between two parties." 323 F.2d at 543. While parties are allowed to plead inconsistent claims, "this does not excuse a party from being bound by its own explicit admissions of fact." Morse/Diesel, Inc. v. Fidelity & Deposit Co. of Maryland, 763 F.Supp. 28, 33 (S.D.N.Y. 1991).2 Rather than make a statement indicating their uncertainty of the
__________________

     2 While the Federal Rules of Civil Procedure do not directly address the issue of whether an admission in a pleading is binding, a number of cases have found that such an admission is binding on the party making it. See, e.g., U.S.
v. Wimbish, 154 F.2d 773, 774 (4th Cir. 1946) ("Defendant's answer, which must be assumed to be responsive to the pleadings, duly admitted an application for employmentthe defendant is estopped from denying these phases of Stanley's compliance with the statutory requirements."); Western World Ins. Co. v. Stack Oil, Inc., 922 F.2d 118 (2nd Cir. 1990), (the defendant bound by its answer as a formal judicial admission); Keller v. US., 58 F.3d
                                                                     (continued)

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applicability  of Section 4.9, Defendants chose to admit the averment.  In doing so,  by  the  terms of the Indenture, they negated the applicability of Sections
4.11  and/or  5.1,  thereby  creating  a  fatal  defect  in  their counterclaim.

     Defendants are correct in their contention that the Federal Rules take a liberal view of inconsistent pleadings; however, this case does not present the type of inconsistency permitted by the Rules. Furthermore, the cases they cite do not address the issue as presented here. For example, in Henry v. Daytop Village, 42 F.3d 89 (2nd Cir. 1994), Henry, an African-American female, claimed she had not engaged in the workplace misconduct for which she was terminated and that she had been treated in disparate fashion from similarly situated white employees. Id. at 89. The District Court found that the allegation of disparate treatment equaled an admission of engaging in the misconduct. Id. at 94. The Circuit Court reversed, finding that Henry presented two distinct claims: first, that she was wrongfully terminated and, second, that she was treated differently than white employees who were accused of similar misconduct, whether or not such accusations were true. Id. at 96. In Daytop Village, the second allegation did not require the admission that the first allegation was true. At no time did Henry admit that she had engaged in the misconduct. Had she done so, her first claim would have been moot as it would not have been possible to sustain a claim for wrongful
__________________
     2  (continucd)

1194 n.8 (7th Cir. 1995) ("Judicial admissions are formal concessions in the pleadings, or stipulations by a party or its counsel, that are binding upon the party making them."); Nat'l Assoc, of Life Underwriters, Inc. v, Comm'r of internal Revenue. 30 F.3d 1526, 1530 (D.C. Cir. 1994) ("[A]dmissions in the pleadings are binding, although the pleadings may under some conditions be amended."); Ferguson v. Neighborhood Housing Services. 780 F.2d 549, 551 (6th Cir. 1986) ("[U]nder federal law, stipulations and admissions in the pleadings are generally binding on the parties and the Court." (quoting Brown v.
Tennessee  Gas  Pipeline  Co.,  623  F.2d  450,  454  (6th  Cir.  1980))).

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discharge  alleging  that  she  had  not  engaged  in  the misconduct while also conceding  that  she  had  engaged  in  just  that  behavior.

     Defendants also cite United Roasters, Inc. v. Colgate-Palmolive Co., 649 F ..2d 985 (4th Cir. 1981) to support their argument. United Roasters alleged both a claim of bad faith in the termination of a contract by Colgate-Palmolive and a claim of non-performance of Colgate-Palmolive's contract obligations. The District Court required United Roasters to chose between the two theories at the close of their case. Id. at 990. The Fourth Circuit determined that the District Court erred in forcing United Roasters to elect a theory on which to proceed. Rather, the case should have continued with both claims alive as permitted by the liberal pleading rules. Id. The Court also pointed out that these theories were not actually inconsistent, but rather were "simply alternative theories based upon the same set of operative facts." Id. (emphasis added.) This is strikingly different from the instant case. Like United Roasters, Defendants alleged two different theories for characterizing the sale of Mountaineer, however, unlike United Roasters, they also made a binding factual admission that is directly at odds with one of their theories. The admission, not the inconsistency of the theories, is what forecloses their counterclaim.

     Defendants  have  made  a  binding  judicial admission in their answer that
Section 4.9 of the Indenture controls this dispute. The Indenture clearly states that Section 4.9 does not apply when Sections 4.11 and/or 5.1 apply. Thus, the admission works to exclude the application of Sections 4.11 and/or 5.1 as claimed in the counterclaim. For this reason alone, the counterclaim must fail, however, Plaintiffs can also successfully defend the counterclaim on the basis of equitable estoppel.

     II.     EQUITABLE  ESTOPPEL

     The  elements  of  equitable  estoppel  are  these:

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"(1)  Conduct which amounts to a false representation or concealment of material facts, or, at least, which is calculated to convey the impression that the facts are otherwise than, and inconsistent with, those which the party subsequently attempts to assert; (2) intention, or at least expectation, that such conduct shall be acted upon by the other party; (3) knowledge, actual or constructive, of the real facts. As related to the party claiming the estoppel, the [elements] are: (1) Lack of knowledge and of the means of knowledge of the truth as to the facts in question; (2) reliance upon the conduct of the party estopped; and (3) action based thereon of such a character as to change his position prejudicially."

New  York  State  Guernsey  Breeders'  Co-op  v. Noyes, 260 A.D. 240, 248 (1940)
(quoting  19  Am.Jur.Estoppel   42).

     Without addressing each of these elements, ECA contends that Defendants are estopped from claiming that Section 4.11 of the Indenture controls the transaction at issue. A more thorough review of the elements applied to the facts of the instant case reveals that ECA is correct in their contention.

     ECA has consistently treated the sale of Mountaineer Gas as an Asset Sale controlled by Section 4.9 of the Indenture. The first evidence the Court finds that clearly indicates ECA's treatment of the sale is the Form 10-K filed on September 28, 2000 with the Securities Exchange Commission (SEC). In this filing, ECA lists the acceptable uses of the proceeds of the sale and its plans for those proceeds. The language of the Form 10-K mirrors that of Section 4.9 of the Indenture, an obvious indication that ECA believed the sale constituted an Asset Sale. Defendants did not present ECA with any concerns regarding their treatment of the sale at the time the 10-K was filed. In November 2000, ECA filed its quarterly report with the SEC, again describing the Mountaineer sale as an Asset Sale. At some time between the sale of Mountaineer and the December 11, 2000, ECA offered to repurchase shares of the Indenture at the discounted price of 75 cents on the dollar. On December 11, 2000, ECA received a letter

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declining  that offer and indicating that the noteholders (who were undisclosed)
considered the sale of Mountaineer to be a sale of substantially all the assets of the business governed by Section 4.11. Rather than ask ECA to proceed under
Section 4.11, the noteholders asked ECA to reconsider its offer price. This letter was merely an attempt to negotiate a higher price for the securities, not to assert the applicability of Section 4.11. By not lodging a complaint with ECA when ECA disclosed in its SEC reports that the sale of Mountaineer constituted an asset sale and by sending a letter which raises the issue of
Section 4.11 but only in an attempt to negotiate a higher price for the repurchase of the securities under Section 4.9, the noteholders have intentionally conveyed to ECA that they believed Section 4.9 controlled the use of the proceeds of the Mountaineer sale.

     Furthermore, in numerous letters to ECA, beginning September 18, 2001 and culminating in the December 27, 2001 Notice of Default, the noteholders (who now identify themselves), repeatedly rely upon the language of Section 4.9 in discussing how ECA used the proceeds of the sale and make no reference to
Section 4.11. Because the directives of Section 4.9 and Section 4.11 are mutually exclusive, Defendants could not have expected ECA to comply with both sections of the Indenture. Their language and actions indicated that ECA properly relied on Section 4.9 to determine the appropriate use of the proceeds of the Mountaineer sale. Thus, Defendants expected ECA to rely on their representations that Section 4.9 of the Indenture applied to the sale of Mountaineer Gas thereby establishing the second element of equitable estoppel. Equitable estoppel further requires that Defendants must have known of the real facts. In this case, the "real facts" would be the noteholders belief that
Section 4.11 of the Indenture applied to the sale. The noteholders had ample data from the SEC filings, ECA's press releases and their correspondence with ECA to learn the terms of the sale of Mountaineer and make a determination as to whether Section 4.11 applied to the sale. There is evidence that the noteholders reviewed Section 4.11 prior to sending the December 11, 2000 letter. Thus, the third element of the test is met.

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     Next,  the  party  claiming  estoppel  must show that they did not know the
"real facts," that they relied to their detriment on the representations of the other party and that they changed their position prejudicially based on that reliance. There is no question that at all times ECA believed Section 4.9 controlled the use of the proceeds of the sale of Mountaineer. Although the December 11, 2000 letter may have given ECA reason to think that some undisclosed noteholders believed Section 4.11 controlled, given that the purpose of the letter was to negotiate a higher price for the repurchase of the securities, the fact that Defendants did not raise the issue of the applicability of Section 4.11 again and that Defendants consistently discussed the interpretation of Section 4.9 throughout the course of this disagreement, Plaintiff had no reason to believe that Defendants intended to pursue a court action ordering the application of Section 4.11. Plaintiffs relied on Defendants' apparent acquiescence to the applicability of Section 4.9 as they proceeded to invest millions of dollars according to the terms of that section. Finally, ECA has changed their position dramatically based on Defendants position that Section 4.9 controlled the sale. ECA now owns gas wells and other property purchased with the proceeds of the Mountaineer sale. It is not possible for ECA to reverse their actions and now comply with Section 4.11.

     For these reasons, Defendants are estopped from claiming that Section 4.11 controls the use of the proceeds of the sale of Mountaineer Gas.

     Plaintiffs Second Motion for Partial Summary Judgment is GRANTED. The Court DIRECTS the Clerk to send a copy of this Order to counsel of record and any unrepresented parties.

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                                    ENTER:     June  3,  2002

                                               s/  Robert  C.  Chambers
                                               -------------------------------
                                               ROBERT  C.  CHAMBERS
                                               UNITED  STATES  DISTRICT  JUDGE


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